Exhibit 99.1

Analog Devices Reports Record Revenue and Earnings for the Third Quarter Fiscal 2021

•Revenue of $1.76 billion, a new all-time high, with 21% year over year growth
•All end markets grew sequentially, underscored by record revenue in Industrial and Automotive
•Operating cash flow of $2.5 billion and free cash flow of $2.2 billion, or 34% of revenue, on a trailing twelve months basis
•Returned more than $400 million to shareholders in the third quarter through dividends and share repurchases
•Not included in the original third quarter outlook was $24 million of Automotive revenue and $0.05 of EPS, resulting from an IP licensing agreement

WILMINGTON, Mass.--(BUSINESS WIRE)--August 18, 2021--Analog Devices, Inc. (Nasdaq: ADI), a leading global high-performance semiconductor company, today announced financial results for its third quarter of fiscal 2021, which ended July 31, 2021.

“ADI delivered record revenue and earnings for the second consecutive quarter with continued gross and operating margin expansion. All markets increased sequentially with our Industrial and Automotive segments once again achieving records,” said Vincent Roche, President and CEO. “Robust bookings across all end markets, combined with lean inventories and ongoing capacity additions will enable us to close this year on a high note and continue to grow into fiscal 2022.”

Roche continued, “The economic recovery continues to take shape with demand still far exceeding supply, underscoring the importance of semiconductors across all industries. We continue to execute soundly, and I have never been more confident about the future of ADI’s franchise as our solutions become more vital in the modern digital age. Our ethos of innovation, deep customer engagements, and alignment with favorable secular growth drivers position us to deliver strong returns in the years to come.”

Performance for the Third Quarter of Fiscal 2021

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	Jul. 31, 2021	Aug. 1, 2020	Change
Revenue	$1,759	$1,456	21%
Gross margin	$1,221	973	25%
Gross margin percentage	69.4%	66.8%	260 bps
Operating income	$610	$419	46%
Operating margin	34.7%	28.8%	590 bps
Diluted earnings per share	$1.35	$0.97	39%

Adjusted Results
Adjusted gross margin	$1,259	$1,018	24%
Adjusted gross margin percentage	71.6%	69.9%	170 bps
Adjusted operating income	$766	$616	24%
Adjusted operating margin	43.6%	42.3%	130 bps
Adjusted diluted earnings per share	$1.72	$1.36	26%

		Three Months Ended	Trailing Twelve Months
Cash Generation		Jul. 31, 2021	Jul. 31, 2021
Net cash provided by operating activities		$630	$2,467
% of revenue		36%	38%
Capital expenditures		$(86)	$(243)
Free cash flow		$544	$2,224
% of revenue		31%	34%

		Three Months Ended	Trailing Twelve Months
Cash Return		Jul. 31, 2021	Jul. 31, 2021
Dividend paid		$(255)	$(968)
Stock repurchases		(163)	(516)
Total cash returned		$(418)	$(1,484)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.

Outlook for the Fourth Quarter of Fiscal Year 2021

For the fourth quarter of fiscal 2021, we are forecasting revenue of $1.78 billion, +/- $70 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 34.2%, +/-140 bps, and adjusted operating margin of approximately 43.7%, +/-100 bps. We are planning for reported EPS to be $1.33, +/-$0.11, and adjusted EPS to be $1.72, +/-$0.11.

Our fourth quarter fiscal 2021 outlook is based on current expectations and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.69 per outstanding share of common stock. The dividend will be paid on September 8, 2021 to all shareholders of record at the close of business on August 27, 2021.

Conference Call Scheduled for Today, Wednesday, August 18, 2021 at 10:00 am ET

ADI will host a conference call to discuss our third quarter fiscal 2021 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone by calling 833-423-0297, ten minutes before the call begins. International participants may provide the passcode 8334230297.

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 1767395, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow margin percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition related expenses1 which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1; acquisition related transaction costs2; restructuring related expense, net3; and charitable foundation contribution4 which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1; acquisition related transaction costs2; restructuring related expense, net3; and charitable foundation contribution4 which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1; acquisition related transaction costs2; restructuring related expense, net3; and charitable foundation contribution4 which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items5 which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1; acquisition related transaction costs2; restructuring related expense, net3; charitable foundation contribution4; and tax related items5 which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow margin percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include severance payments, equity award accelerations, and the fair value adjustment associated with the replacement of share-based awards related to the Linear Technology

Corporation (Linear) acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
2Acquisition Related Transaction Costs: Costs directly related to the proposed Maxim Integrated Products, Inc. acquisition, including legal, accounting and other professional fees as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Restructuring Related Expense, net: Expenses, net, incurred in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Charitable Foundation Contribution: Expenses incurred in connection with a one time contribution of registered shares of common stock to the Analog Devices Foundation. We excluded this expense from our non-GAAP measures because this expense has no direct correlation to the operation of our business in the future.
5Tax Related Items: Income tax effect of the non-GAAP items discussed above and income tax from certain discrete tax items related to the resolution of the IRS audit of Linear’s pre-acquisition federal income tax returns for fiscal year 2015 through fiscal year 2017, other discrete income tax benefits upon filing of our fiscal 2019 federal income tax return and income tax from prior period tax credits. We excluded these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices

Analog Devices (Nasdaq: ADI) is a leading global semiconductor company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com.

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding our proposed acquisition of Maxim Integrated Products, Inc. (“Maxim”); the impact of the COVID-19 pandemic on our business, financial condition and results of operations; expected revenue, operating margin, tax rate, earnings per share, and other financial results; expected market trends, market share gains, operating leverage, production and inventory levels; expected customer demand and order rates for our products and expected product offerings; product development; and marketing position. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets; erosion of consumer confidence and declines in customer spending; unavailability of raw materials, services, supplies or manufacturing capacity; changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our or Maxim’s estimates of our respective expected tax rates based on current tax law; our ability to successfully integrate Maxim’s businesses and technologies; the risk that the expected benefits and synergies of the proposed transaction and growth prospects of the combined company may not be fully achieved in a timely manner, or at all; adverse results in litigation matters, including the potential for litigation related to the proposed transaction; the risk that we or Maxim will be unable to retain and hire key personnel; the risk associated with the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason or to close on the anticipated terms, including the anticipated tax treatment; the risk that any regulatory approval, consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; uncertainty as to the long-term value of our common stock; the diversion of management time on transaction-related matters; our ability to successfully integrate acquired businesses and technologies; and the risk that expected benefits, synergies and growth prospects of acquisitions may not be fully achieved in a timely manner, or at all. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Jul. 31, 2021	Aug. 1, 2020	Jul. 31, 2021	Aug. 1, 2020
Revenue	$1,758,853	$1,456,136	$4,978,718	$4,076,761
Cost of sales	537,669	483,558	1,575,526	1,409,367
Gross margin	1,221,184	972,578	3,403,192	2,667,394
Operating expenses:
Research and development	306,617	260,794	897,005	770,280
Selling, marketing, general and administrative	206,076	153,753	597,963	494,808
Amortization of intangibles	107,783	107,077	323,217	321,448
Special charges, net	(8,938)	31,830	(8,189)	44,286
Total operating expenses	611,538	553,454	1,809,996	1,630,822
Operating income	609,646	419,124	1,593,196	1,036,572
Nonoperating expense (income):
Interest expense	44,659	45,914	130,204	$144,712
Interest income	(300)	(504)	(799)	$(3,778)
Other, net	(6,991)	685	(21,090)	$1,331
	37,368	46,095	108,315	142,265
Income before income taxes	572,278	373,029	1,484,881	894,307
Provision for income taxes	68,967	10,364	170,146	60,072
Net income	$503,311	$362,665	$1,314,735	$834,235

Shares used to compute earnings per common share - basic	368,476	368,791	368,834	368,417
Shares used to compute earnings per common share - diluted	371,849	372,003	372,457	371,857

Basic earnings per common share	$1.37	$0.98	$3.56	$2.26
Diluted earnings per common share	$1.35	$0.97	$3.53	$2.24

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	Jul. 31, 2021	Oct. 31, 2020
Cash & cash equivalents	$1,480,701	$1,055,860
Accounts receivable	823,163	737,536
Inventories	657,520	608,260
Other current assets	129,071	116,032
Total current assets	3,090,455	2,517,688
Net property, plant and equipment	1,173,674	1,120,561
Other investments	105,562	86,729
Goodwill	12,278,898	12,278,425
Intangible assets, net	3,248,802	3,650,280
Deferred tax assets	1,425,293	1,503,064
Other assets	318,506	311,856
Total assets	$21,641,190	$21,468,603

Other current liabilities	$1,468,665	$1,364,986
Debt, current	1,324,677	—
Long-term debt	3,824,819	5,145,102
Deferred income taxes	1,776,308	1,919,595
Other non-current liabilities	982,758	1,040,975
Shareholders' equity	12,263,963	11,997,945
Total liabilities & equity	$21,641,190	$21,468,603

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	Jul. 31, 2021	Aug. 1, 2020	Jul. 31, 2021	Aug. 1, 2020
Cash flows from operating activities:
Net income	$503,311	$362,665	$1,314,735	$834,235
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	50,162	57,598	158,937	176,722
Amortization of intangibles	145,989	143,865	436,734	431,985
Stock-based compensation expense	41,687	39,560	118,683	112,961
Gain on sale of property, plant and equipment	(13,557)	—	(13,557)	—
Deferred income taxes	(24,286)	(7,412)	(72,578)	(42,802)
Non-cash contribution to charitable foundation	—	—	—	40,000
Other	(2,843)	1,874	(14,965)	5,675
Changes in operating assets and liabilities	(70,422)	(40,950)	(133,644)	(222,887)
Total adjustments	126,730	194,535	479,610	501,654
Net cash provided by operating activities	630,041	557,200	1,794,345	1,335,889
Percent of revenue	36%	38%	36%	33%
Cash flows from investing activities:
Proceeds from other investments	3,649	—	22,215	—
Additions to property, plant and equipment	(86,341)	(20,804)	(212,899)	(135,804)
Proceeds from sale of property, plant and equipment	35,714	—	35,714	—
Payments for acquisitions, net of cash acquired	—	(12,763)	(24,950)	(12,763)
Changes in other assets	(534)	70	(3,360)	(1,214)
Net cash used for investing activities	(47,512)	(33,497)	(183,280)	(149,781)

Cash flows from financing activities:
Proceeds from debt	—	—	—	395,646
Payments on revolver	—	—	—	(350,000)
Proceeds from revolver	—	—	—	350,000
Debt repayments	—	—	—	(300,000)
Dividend payments to shareholders	(254,506)	(228,798)	(738,114)	(656,558)
Repurchase of common stock	(163,281)	(17,651)	(509,152)	(237,265)
Proceeds from employee stock plans	11,676	26,853	55,348	57,750
Changes in other financing activities	(447)	436	1,952	(4,015)
Net cash used for financing activities	(406,558)	(219,160)	(1,189,966)	(744,442)
Effect of exchange rate changes on cash	(486)	784	3,742	276

Net increase in cash and cash equivalents	175,485	305,327	424,841	441,942
Cash and cash equivalents at beginning of period	1,305,216	784,937	1,055,860	648,322
Cash and cash equivalents at end of period	$1,480,701	$1,090,264	$1,480,701	$1,090,264

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	July 31, 2021			August 1, 2020
	Revenue	% of Revenue[1]	Y/Y%	Revenue	% of Revenue[1]
Industrial	$1,001,867	57%	29%	$778,361	53%
Communications	288,743	16%	(21)%	363,304	25%
Automotive[2]	290,077	16%	80%	161,489	11%
Consumer	178,166	10%	16%	152,982	11%
Total revenue	$1,758,853	100%	21%	$1,456,136	100%

	Nine Months Ended
	July 31, 2021			August 1, 2020
	Revenue	% of revenue[1]	Y/Y %	Revenue	% of revenue[1]
Industrial	$2,829,648	57%	30%	$2,184,413	54%
Communications	847,632	17%	(4)%	880,633	22%
Automotive[2]	793,443	16%	45%	548,002	13%
Consumer	507,995	10%	10%	463,713	11%
Total revenue	$4,978,718	100%	22%	$4,076,761	100%

1) The sum of the individual percentages may not equal the total due to rounding.
2) Includes $24.1 million of revenue immediately recognized in the third quarter of fiscal 2021 from an intellectual property licensing agreement.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Jul. 31, 2021	Aug. 1, 2020	Jul. 31, 2021	Aug. 1, 2020
Gross margin	$1,221,184	$972,578	$3,403,192	$2,667,394
Gross margin percentage	69.4%	66.8%	68.4	65.4%
Acquisition related expenses	37,945	45,222	123,653	134,633
Adjusted gross margin	$1,259,129	$1,017,800	$3,526,845	$2,802,027
Adjusted gross margin percentage	71.6%	69.9%	70.8%	68.7%

Operating expenses	$611,538	$553,454	$1,809,996	$1,630,822
Percent of revenue	34.8%	38.0%	36.4%	40.0%
Acquisition related expenses	(109,434)	(110,460)	(329,637)	(333,298)
Acquisition related transaction costs	(18,326)	(9,121)	(56,570)	(9,121)
Charitable foundation contribution	—	—	—	(40,000)
Restructuring related expense, net	8,938	(31,830)	8,189	(44,287)
Adjusted operating expenses	$492,716	$402,043	$1,431,978	$1,204,116
Adjusted operating expenses percentage	28.0%	27.6%	28.8%	29.5%

Operating income	$609,646	$419,124	$1,593,196	$1,036,572
Operating margin	34.7%	28.8%	32.0%	25.4%
Acquisition related expenses	147,379	155,682	453,290	467,931
Acquisition related transaction costs	18,326	9,121	56,570	9,121
Charitable foundation contribution	—	—	—	40,000
Restructuring related expense, net	(8,938)	31,830	(8,189)	44,287
Adjusted operating income	$766,413	$615,757	$2,094,867	$1,597,911
Adjusted operating margin	43.6%	42.3%	42.1%	39.2%

Provision for income taxes	$68,967	$10,364	$170,146	$60,072
Tax related items	20,686	55,217	66,466	105,364
Adjusted provision for income taxes	$89,653	$65,581	$236,612	$165,436

Income before income taxes	$572,278	$373,029	$1,484,881	$894,307
Effective tax rate	12.1%	2.8%	11.5%	6.7%
Acquisition related expenses	147,379	155,682	453,290	467,931
Acquisition related transaction costs	18,326	9,121	56,570	9,121
Charitable foundation contribution	—	—	—	40,000
Restructuring related expense, net	(8,938)	31,830	(8,189)	44,287
Adjusted income before income taxes	$729,045	$569,662	$1,986,552	$1,455,646
Adjusted tax rate	12.3%	11.5%	11.9%	11.4%

Diluted EPS	$1.35	$0.97	$3.53	$2.24
Acquisition related expenses	0.40	0.42	1.22	1.26
Acquisition related transaction costs	0.05	0.02	0.15	0.02
Charitable foundation contribution	—	—	—	0.11
Restructuring related expense, net	(0.02)	0.09	(0.02)	0.12
Tax related items	(0.06)	(0.15)	(0.18)	(0.28)
Adjusted diluted EPS*	$1.72	$1.36	$4.70	$3.47
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Jul. 31, 2021	Jul. 31, 2021	May 1, 2021	Jan. 30, 2021	Oct 31, 2020
Revenue	$6,505,013	$1,758,853	$1,661,407	$1,558,458	$1,526,295
Net cash provided by operating activities	$2,466,941	$630,041	$736,361	$427,941	$672,598
% of Revenue	38%	36%	44%	27%	44%
Capital expenditures	$(242,787)	$(86,341)	$(59,170)	$(67,388)	$(29,888)
Free cash flow	$2,224,154	$543,700	$677,191	$360,553	$642,710
% of Revenue	34%	31%	41%	23%	42%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending October 30, 2021
	Reported	Adjusted
Revenue	$1.78 Billion	$1.78 Billion
	(+/- $70 Million)	(+/- $70 Million)
Operating margin	34.2%	43.7% (1)
	(+/-140 bps)	(+/-100 bps)
Nonoperating expense	~ $43 Million	~ $43 Million
Tax rate	11% to 13%	11% to 13% (2)
Earnings per share	$1.33	$1.72 (3)
	(+/- $0.11)	(+/- $0.11)

(1) Includes $169 million of adjustments related to acquisition related expenses and acquisition related transaction costs as previously defined in the Non-GAAP Financial Information section of this press release. This excludes acquisition related transaction costs that are contingent upon closing of the proposed Maxim Integrated Products, Inc. acquisition as we cannot reasonably predict the timing of this transaction.
(2) Includes $23 million of tax effects associated with the adjustments for acquisition related expenses and acquisition related transaction costs noted above.
(3) Includes $0.39 of adjustments related to the net impact of acquisition related expenses and acquisition related transaction costs, as well as the tax effects on those items.

(ADI-WEB)

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Sr. Director of Investor Relations
781-461-3282
investor.relations@analog.com

Media Contacts:
Teneo
Ms. Andrea Calise
917-826-3804
andrea.calise@teneo.com

Teneo
Ms. Megan Fenton
917-860-0356
megan.fenton@teneo.com